UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SACHEM CAPITAL CORP.

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On November 4, 2021, Sachem Capital Corp., in connection with its 2021 Annual Meeting of Shareholders originally held on October 13, 2021 and adjourned to November 3, 2021, solely with respect to Proposal 2, and held on November 3, 2021 and adjourned until November 24, 2021, issued a press release. A copy of the press release is set forth below.

FOR IMMEDIATE RELEASE

Sachem Capital Adjourns Meeting of Shareholders Until November 24, 2021

The Company encourages all shareholders who have not yet voted on Proposal 2 to do so by
11:59 PM EST on November 23, 2021

Shareholders may vote their shares by calling InvestorCom at (877) 972-0090

Branford, Connecticut, November 4, 2021 -- Sachem Capital Corp. (NYSE American: SACH) today announced that its 2021 Annual Meeting of Shareholders (“Annual Meeting”), with respect to Proposal 2, was reconvened on November 3, 2021 and adjourned and rescheduled for Wednesday, November 24, 2021 at 10:00 a.m., Eastern Standard Time.

The Company adjourned the Annual Meeting, held on October 13, 2021, to November 3, 2021, with respect to Proposal 2 to give itself additional time to solicit proxies with respect to that proposal. Proposal 2, to amend the Company’s certificate of incorporation to increase the number of shares of its authorized capital, requires approval of more than 50% of all outstanding common shares of the Company, as of August 30, 2021. The Company has determined that a further adjournment is necessary to allow shareholders who have not yet voted additional time to vote. The Annual Meeting will resume virtually via the internet at https://meetnow.global/MUUP4LY on Wednesday, November 24, 2021 at 10:00 a.m., Eastern Standard Time.

The Company encourages all shareholders of record as of August 30, 2021 who have not yet voted on Proposal 2, or who voted against Proposal 2, to vote to approve Proposal 2, by 11:59 PM, Eastern Standard Time, on November 23, 2021. Shareholders of record may vote their shares by calling InvestorCom at (877) 972-0090.

The Company also reported that on October 25, 2021, the proposed charter amendment was revised to reduce the number of authorized preferred shares from 10,000,000 to 7,500,000. In addition, the Company agreed that it will not, without prior shareholder approval, issue or use the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan.

As previously announced, the Annual Meeting was convened on October 13, 2021, with respect to Proposals 1 (election of directors), 3 (advisory approval of the appointment of auditors) and 4 (advisory approval of executive compensation), each as set forth in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on September 10, 2021, all of which were approved. The Company filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission on October 14, 2021, disclosing the voting results on those proposals. On October 26, 2021, the Company filed a Current Report on Form 8-K disclosing the amendments to Proposal 2 described in the previous paragraph.

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About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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